DYNAMIC MATERIALS CORPORATION
                            2006 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

                        Notice of Restricted Stock Grant

Dynamic Materials Corporation (the "Company") grants to the Grantee named below, in accordance with the terms of the Dynamic Materials Corporation 2006 Stock Incentive Plan (the "Plan") and the Restricted Stock Award Agreement attached hereto (the "Agreement"), the following number of Shares of Restricted Stock (the "Restricted Stock") on the terms set forth below:


                       GRANTEE:
                TOTAL NUMBER OF
           SHARES OF RESTRICTED
                 STOCK GRANTED:
                 DATE OF GRANT:
                      PERIOD OF     Subject to the Plan and the Agreement
                    RESTRICTION:    attached hereto, the Period of Restriction
                                    shall lapse, and the Restricted Stock shall vest and become free of the forfeiture and transfer restrictions contained in the
                                    Agreement in three (3) equal installments on each of the first three (3) anniversaries of the Date of Grant.


The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Grantee has reviewed the Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understands all provisions of the Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated below.

   GRANTEE:                              DYNAMIC MATERIALS CORPORATION:

   _______________________________       By:____________________________

   Date:__________________________       Title:_________________________
   Address:_______________________       Date:__________________________
           _______________________

                        Restricted Stock Award Agreement

     Section 1. Grant of Restricted Stock. The Company hereby grants to the Grantee the Restricted Stock set forth in the Notice of Restricted Stock Grant, subject to the terms, definitions and provisions of the Plan and this Agreement. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     Section 2. Termination of Continuous Service.

          (a) If the Grantee's Continuous Service as an Employee is terminated for any reason other than (i) death, (ii) Disability (as defined below), (iii) Retirement (as defined below) or (iv) termination by the Company and its Subsidiaries without Cause (as defined below), the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Period of Restriction at the time of such termination of Continuous Service. If the Grantee's Continuous Service as an Employee terminates due to the Grantee's death, Disability, Retirement, or is terminated by the Company and its Subsidiaries without Cause, while Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein, on the date of the Grantee's termination of Continuous Service for such reason.

          (b) For purposes of this Agreement, the term "Disability" shall have the meaning ascribed to such term in the Grantee's employment agreement with the Company or any Subsidiary. If the Grantee's employment agreement does not define the term "Disability," or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term "Disability" shall mean the Grantee's entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company's employees participate.

          (c) For purposes of this Agreement, the term "Retirement" shall have the meaning ascribed to such term in the Grantee's employment agreement with the Company or any Subsidiary. If the Grantee's employment agreement does not define the term "Retirement," or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term "Retirement" shall mean termination of employment on and after age 65.

          (d) For purposes of this Agreement, the term "Cause" shall have the meaning ascribed to such term in the Grantee's employment agreement with the Company or any Subsidiary. If the Grantee's employment agreement does not define the term "Cause," or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term "Cause" shall have the same meaning as provided in the Plan.

     Section 3. Non-Transferability of Restricted Stock. Except as otherwise provided in the Plan and this Agreement or as determined by the Committee, the Grantee may not sell, assign, pledge, exchange, transfer, hypothecate or encumber any Shares of Restricted Stock until the Period of Restriction set forth in the Notice of Restricted Stock Grant shall lapse.

     Section 4. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the Shares of Restricted Stock and may not be modified adversely to the Grantee's interest except by means of a writing signed


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

by the Company and the Grantee.

     Section 5. Custody. As soon as practicable following the Date of Grant, the Shares of Restricted Stock shall be registered in the Grantee's name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.

     Section 6. Voting Rights and Dividends. Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Grantee shall have all other rights of a holder of Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.

     Section 7. Release of Restrictions. Upon the lapse of the Period of Restriction, the Shares of Restricted Stock will be released from the restrictions. The Company or its designee will notify the Grantee in advance of the release of the restrictions and make arrangements for the form in which the released Shares will be issued to the Grantee.

     Section 8. Taxes. Pursuant to Section 16 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any applicable tax withholding requirements applicable to the Shares of Restricted Stock. The Committee may condition the delivery of such Shares upon the Grantee's satisfaction of such withholding obligations. The Grantee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory tax withholding rate that could be imposed on the transaction (or such other rate that will not result in a negative accounting impact). Such election shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     Section 9. Miscellaneous Provisions.

          (a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

          (b) Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Restricted Stock, the Grantee shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

          (c) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND


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

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

          (d) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 18 and 20(b) of the Plan or as required by any applicable law may be made without such written agreement.

          (e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

          (f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended.

          (h) Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

          (i) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Committee shall be final and binding on all persons.


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